Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Fourth Quarter and Full Year 2023
Plantation, FL, March 12, 2024 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of healthcare payment integrity services, today reported the following financial results for its fourth quarter and full year ended December 31, 2023:
Fourth Quarter Financial Highlights
•Total revenues of $32.6 million, compared to $29.2 million in the prior year period
•Healthcare revenues of $31.1 million, compared to $26.0 million in the prior year period
•Net income of $1.3 million, or $0.02 per diluted share, compared to net loss of $0.2 million, or $0.00 per diluted share, in the prior year period
•Adjusted EBITDA of $4.5 million, compared to $2.3 million in the prior year period
•Adjusted net income of $3.6 million, or $0.05 per diluted share, compared to adjusted net income of $0.4 million, or $0.01 per diluted share, in the prior year period
Full Year 2023 Financial Highlights
•Total revenues of $113.7 million, compared to $109.2 million in the prior year period
•Healthcare revenues of $106.4 million, compared to $94.7 million in the prior year period
•Net loss of $7.5 million, or $(0.10) per diluted share, compared to $6.5 million, or $(0.09) per diluted share in the prior year period
•Adjusted EBITDA of $3.4 million, compared to $0.9 million in the prior year period
•Adjusted net loss of $3.8 million, or $(0.05) per diluted share, compared to adjusted net loss of $5.2 million, or $(0.07) per diluted share, in the prior year period
Fourth Quarter 2023 Results
Healthcare revenues in the fourth quarter of 2023 were $31.1 million, up from $26.0 million in the prior year period. Revenues from Customer Care / Outsourced Services in the fourth quarter were $1.4 million, compared to $3.1 million in the prior year period.
Net income for the fourth quarter of 2023 was $1.3 million, or $0.02 per diluted share, compared to a net loss of $0.2 million, or $0.00 per diluted share in the prior year period. Adjusted EBITDA for the fourth quarter was $4.5 million compared to $2.3 million in the prior year period. Adjusted net income for the fourth quarter was $3.6 million, or $0.05 per diluted share, compared to adjusted net income of $0.4 million, or $0.01 per diluted share in the prior year period.
Full Year 2023 Results
Revenues for the full year ended December 31, 2023 were $113.7 million, compared to revenues of $109.2 million in the prior year. Healthcare revenues were $106.4 million, compared to $94.7 million in the prior year. Revenues from Customer Care / Outsourced Services were $7.3 million compared to $14.3 million in the prior year.
Net loss for the full year ended December 31, 2023 was $7.5 million, or $(0.10) per diluted share, compared to net loss of $6.5 million, or $(0.09) per diluted share in the prior year. Adjusted EBITDA was $3.4 million, compared to $0.9 million in the prior year. Adjusted net loss was $3.8 million, or $(0.05) per diluted share, compared to $5.2 million, or $(0.07) per diluted share in the prior year.
“2023 was a year of strong performance, successful implementations, and operational growth. Healthcare revenues experienced strong growth of 12% led by our commercial clients. This growth was fueled by 41 new commercial implementations coupled with scaling existing ones, helping to drive 55% revenue growth from our commercial clients,” commented Simeon Kohl, Chief Executive Officer. “The operational initiatives we put in place to speed up implementation timelines and further scale our operations are yielding significant results. In addition to our success with commercial clients, we remain committed to fostering growth of our longstanding government business. In 2023 we operationalized the CMS RAC Region 2 contract and the Health and Human Services – Office of the Inspector General contract for medical review and consultative services. We were also awarded our first state Medicaid RAC contract with New York state. While this award is under protest by the incumbent, we are encouraged by the value we are able to illustrate in this new payer market.”
As of December 31, 2023, the Company had cash, cash equivalents and restricted cash of approximately $7.3 million.

Business Commentary
“We are proud of the financial and operational success we delivered in 2023 and the foundation we have established for future growth,” said Rohit Ramchandani, Chief Financial Officer. “Looking ahead to 2024, we are investing in innovative technology and our sales and account management teams to scale existing implementations and execute on our record pipeline. The $25M revolver we secured in October 2023, gives us the flexibility we need to continue to go after new business. We are introducing full year 2024 healthcare revenue guidance to be in the range of $117M to $122M. In terms of EBITDA, we anticipate full year 2024 adjusted EBITDA in the range of $4M to $5M, which is inclusive of the investment expected to implement the New York state Medicaid RAC contract as well as other investments aimed at improving scale and efficiency.”
Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In regard to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, impacts associated with interest expense, and depreciation and amortization expenses.
Earnings Conference Call
The Company will hold a conference call to discuss its fourth quarter and full year 2023 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. To dial into the call you will need to register through this link:
https://services.incommconferencing.com/DiamondPassRegistration/register?confirmationNumber=13744430&linkSecurityString=1c38ce4baa
After registering, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13744430. The telephonic replay will be available approximately three hours after the call, through March 19, 2024.
About Performant Healthcare Solutions
Performant supports healthcare payers in identifying, preventing, and recovering waste and improper payments by leveraging advanced technology, analytics and proprietary data assets. Performant works with leading national and regional healthcare payers to provide eligibility-based, also known as coordination-of-benefits (COB) services, as well as claims-based services, which includes the audit and identification of improperly paid claims. Performant is a leading provider of these services in both government and commercial healthcare markets. Performant also provides advanced reporting capabilities, support services, customer care, and stakeholder training programs designed to mitigate future instances of improper payments.
To learn more, please visit https://www.performanthealth.com

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2023 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; client relationships and the Company’s ability to maintain such client relationships; many of the Company’s customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the impact of public health pandemics such as COVID-19 on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the impacts of a failure of the Company’s operating systems or technology infrastructure or those of third-party vendors and subcontractors; the impacts of a cybersecurity breach or related incident to the Company or any of the Company’s third-party vendors and subcontractors; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize our data and analytics capabilities to expand its capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to maintain, protect and enhance its intellectual property; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.
More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2022 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Jon Bozzuto
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)
	As of December 31,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$7,252	$23,384
Restricted cash	81	81
Trade accounts receivable, net of allowance for credit losses	17,584	15,794
Contract assets	10,879	11,460
Prepaid expenses and other current assets	3,651	3,665
Income tax receivable	335	3,123
Total current assets	39,782	57,507
Property, equipment, and leasehold improvements, net	9,724	10,897
Goodwill	47,372	47,372
Debt issuance costs	631	—
Right-of-use assets	531	2,057
Other assets	990	1,000
Total assets	$99,030	$118,833
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term payable, net of unamortized debt issuance costs of $0 and $17, respectively	$—	$983
Accrued salaries and benefits	7,924	6,938
Accounts payable	727	1,262
Other current liabilities	2,385	2,252
Contract liabilities	493	438
Estimated liability for appeals and disputes	601	1,106
Lease liabilities	250	1,228
Total current liabilities	12,380	14,207
Long-term loan payable, net of current portion and unamortized debt issuance costs of $0 and $316, respectively	5,000	18,184
Lease liabilities	295	1,076
Other liabilities	648	881
Total liabilities	18,323	34,348
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at December 31, 2023 and 2022, respectively; issued and outstanding, 76,920 and 75,505 shares at December 31, 2023 and 2022, respectively	8	7
Additional paid-in capital	146,001	142,261
Accumulated deficit	(65,302)	(57,783)
Total stockholders’ equity	80,707	84,485
Total liabilities and stockholders’ equity	$99,030	$118,833

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues	$32,567	$29,242	$113,743	$109,184
Operating expenses:
Salaries and benefits	23,308	22,211	90,447	85,312
Other operating expenses	7,349	6,827	29,424	30,772
Total operating expenses	30,657	29,038	119,871	116,084
Gain (loss) from operations	1,910	204	(6,128)	(6,900)
Gain on sale of certain recovery contracts	—	—	3	382
Gain on sale of land and buildings	—	—	—	1,120
Interest expense	(785)	(359)	(1,974)	(1,007)
Interest income	154	—	240	—
Loss before provision for (benefit from) income taxes	1,279	(155)	(7,859)	(6,405)
Provision for (benefit from) income taxes	24	80	(340)	132
Net income (loss)	$1,255	$(235)	$(7,519)	$(6,537)
Net gain (loss) per share attributable to common shareholders
Basic	$0.02	$—	$(0.10)	$(0.09)
Diluted	$0.02	$—	$(0.10)	$(0.09)
Weighted average shares
Basic	76,896	74,291	76,156	72,937
Diluted	77,361	74,291	76,156	72,937

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Years Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,519)	$(6,537)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of assets	129	41
Depreciation and amortization	5,187	4,524
Right-of-use assets amortization	1,526	1,178
Stock-based compensation	3,936	3,036
Amortization of debt issuance costs	347	95
Loss on debt extinguishment	510	—
Gain on sale of certain recovery contracts	(3)	(382)
Gain on sale of land and buildings	—	(1,120)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,790)	5,014
Contract assets	581	(3,347)
Prepaid expenses and other current assets	14	(588)
Income tax receivable	2,788	36
Other assets	10	(37)
Accrued salaries and benefits	986	(1,538)
Accounts payable	(535)	138
Contract liabilities and other current liabilities	188	(1,660)
Estimated liability for appeals and disputes	(505)	(84)
Lease liabilities	(1,759)	(1,361)
Other liabilities	(231)	(285)
Net cash provided by (used in) operating activities	3,860	(2,877)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(4,143)	(3,585)
Proceeds from sale of certain recovery contracts	3	382
Proceeds from sales of property, equipment, and leasehold improvements	—	4,934
Net cash (used in) provided by investing activities	(4,140)	1,731
Cash flows from financing activities:
Repayment of long-term loan payable	(19,500)	(500)
Debt issuance costs paid	(1,156)	(2)
Taxes paid related to net share settlement of stock awards	(196)	—
Proceeds from exercise of warrants	—	5,563
Borrowings from revolving loan	5,000	—
Net cash (used in) provided by financing activities	(15,852)	5,061
Net (decrease) increase in cash, cash equivalents and restricted cash	(16,132)	3,915
Cash, cash equivalents and restricted cash at beginning of year	23,465	19,550
Cash, cash equivalents and restricted cash at end of year	$7,333	$23,465

Reconciliation of the consolidated statements of cash flows to the consolidated balance sheets:
Cash and cash equivalents	$7,252	$23,384
Restricted cash	81	81
Total cash, cash equivalents and restricted cash at end of period	$7,333	$23,465
Supplemental disclosures of cash flow information:
Cash (received) paid for income taxes	$(3,052)	$250
Cash paid for interest	$1,291	$702

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA:
Net income (loss)	$1,255	$(235)	$(7,519)	$(6,537)
Provision for (benefit from) income taxes	24	80	(340)	132
Interest expense (1)	785	359	1,974	1,007
Interest income	(154)	—	(240)	—
Stock based compensation	1,121	824	3,936	3,036
Depreciation and amortization	1,382	1,169	5,187	4,524
Severance expenses (3)	100	85	346	274
Non-core operating expenses (4)	15	1	52	10
Gain on sale of certain recovery contracts (5)	—	—	(3)	(382)
Gain on sale of land and buildings (6)	—	—	—	(1,120)
Adjusted EBITDA	$4,528	$2,283	$3,393	$944

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reconciliation of Adjusted Net Income (Loss):
Net income (loss)	$1,255	$(235)	$(7,519)	$(6,537)
Stock based compensation	1,121	824	3,936	3,036
Amortization of debt issuance costs (2)	601	24	857	95
Severance expenses (3)	100	85	346	274
Non-core operating expenses (4)	15	1	52	10
Gain on sale of certain recovery contracts (5)	—	—	(3)	(382)
Gain on sale of land and buildings (6)	—	—	—	(1,120)
Tax adjustments (7)	505	(257)	(1,427)	(526)
Adjusted net income (loss)	$3,597	$442	$(3,758)	$(5,150)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Adjusted Earnings (Loss) Per Diluted Share:
Net income (loss)	$1,255	$(235)	$(7,519)	$(6,537)
Plus: Adjusted items per reconciliation of adjusted net income (loss)	2,342	677	3,761	1,387
Adjusted net income (loss)	$3,597	$442	$(3,758)	$(5,150)
Adjusted earnings (loss) per diluted share	$0.05	$0.01	$(0.05)	$(0.07)
Diluted average shares outstanding (8)	77,361	75,455	76,156	69,873

(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement and prior credit agreement.
(2)Represents amortization of debt issuance costs related to our Credit Agreement and prior credit agreement.
(3)Represents severance expenses incurred in connection with a reduction in force for our nonhealthcare services.
(4)Represents professional fees related to strategic corporate development activities.
(5)Represents gain on the sale of certain non-healthcare recovery contracts.
(6)Represents gain on the sale of land and buildings in 2022.
(7)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(8)Net income for the three months ended December 31, 2023 was $1,255, and the computation of adjusted net income results in adjusted net income of $3,597. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended December 31, 2023 includes dilutive common share equivalents of 465 added to the basic weighted average shares of 76,896.

We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of the Company's healthcare revenue results for the years ended December 31, 2023, 2022, and 2021:

	For the Three Months Ended				For the Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
	(in thousands)
Eligibility-based	$12,480	$14,131	$18,165	$16,403	$61,179
Claims-based	10,412	9,798	10,325	14,730	45,265
Healthcare Total	22,892	23,929	28,490	31,133	106,444
Recovery	19	14	—	—	33
Customer Care / Outsourced Services	2,818	1,542	1,472	1,434	7,266
Total	$25,729	$25,485	$29,962	$32,567	$113,743

	For the Three Months Ended				For the Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417	$13,142	$13,511	$53,284
Claims-based	9,150	9,339	10,377	12,516	41,382
Healthcare Total	23,364	21,756	23,519	26,027	94,666
Recovery	118	7	41	75	241
Customer Care / Outsourced Services	3,601	3,918	3,618	3,140	14,277
Total	$27,083	$25,681	$27,178	$29,242	$109,184

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(in thousands)
Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393